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                                                                    Exhibit 1.08

                   ORLANDO PREDATORS ENTERTAINMENT, INC.
                               550,000 UNITS

                        AGREEMENT AMONG UNDERWRITERS

To each of the Underwriters named                              ________ __, 1997
 in Schedule I to the attached
 Underwriting Agreement

Dear Sirs:

    1. UNDERWRITING AGREEMENT. Orlando Predators Entertainment, Inc., a Florida corporation (the "Company") proposes to enter into an underwriting agreement in the form of the Underwriting Agreement attached hereto (the "Underwriting Agreement") with the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") for whom we are acting as representative (the "Representative"), acting severally and not jointly, with respect to the purchase from the Company of an aggregate of 550,000 units (the "Firm Units"), each unit ("Unit") consisting of two (2) shares of the Company's no par value Common Stock (the "Common Stock"), and one redeemable Common Stock Warrant entitling the holder thereof to purchase for $7.50, one share of Common Stock for a term of two years from the effective date of the Registration Statement described below in Section 2. In addition, the Company proposes to sell to the Underwriters up to an additional 82,500 Units (the "Optional Units") for the purpose of covering over-allotments.

    Under the terms of the Underwriting Agreement, each of the Underwriters will agree, in accordance with the terms thereof, to purchase on a firm commitment basis the number of Units set forth opposite its name in said
Schedule I, subject to adjustment pursuant to Section 12 hereof.

    2. REGISTRATION STATEMENT AND PROSPECTUS. The Units are described in a registration statement on Form SB-2 (File No. 333-____) and related prospectus which have been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Commission thereunder. A copy of Amendment No. 1 to the registration statement has been delivered to you. An additional amendment to such registration statement has been or will be filed in which you have been or will be named as one of the Underwriters of the Units, and you hereby authorize us to approve on your behalf any further amendments or supplements which may be necessary or appropriate. The registration statement, as amended at the time it becomes effective, is called the "Registration Statement" and the final prospectus as filed by the Company with the Commission pursuant to Rule 424(b) under the Act, is referred to as the "Prospectus."

    3. AUTHORITY OF REPRESENTATIVE. You authorize us as your Representative to execute the Underwriting Agreement with the Company in the form attached with such insertions, deletions or other changes as we may approve (but not as to price and number of the Units to be purchased by you except as provided herein and therein) and to take such actions as in our



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discretion we may deem advisable in respect of all matters pertaining to the
Underwriting Agreement, this Agreement, and the transactions for the accounts of the several Underwriters contemplated thereby and hereby, determining whether and to what extent to purchase the Optional Units on behalf of the Underwriters, and the purchase, carrying, sale and distribution of the Units.

    4. PUBLIC OFFERING. In connection with any public offering of the Units, you authorize us, in our discretion:

         (a) To determine the time and manner of the initial public offering (after the Registration Statement becomes effective), the initial public offering price, and the concessions and reallowances to dealers, to change the public offering price and such concessions and reallowances after the initial public offering, to furnish the Company with the information to be included in the Registration Statement and the Prospectus and any amendment or supplement thereto with respect to the terms of the offering, and to determine all matters relating to the public advertisement of the Units and any communications with dealers or others;

         (b) To reserve all or any part of your Units for sale to retail purchasers and to dealers selected by us ("Selected Dealers") among whom may be included any Underwriter (including ourselves) and each of whom shall be a member of the National Association of Securities Dealers, Inc., such reservations for sales to retail purchasers to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters and such reservations for sales to Selected Dealers to be in such proportion as we determine, and from time to time to add to the reserved Units such aggregate number of Units retained by you remaining unsold and to release to you any of your Units reserved but not sold;

         (c) To sell reserved Units, as nearly as practicable in proportion to the respective reservations, to retail purchasers at the public offering price and to Selected Dealers at the public offering price less a concession (the "Selected Dealer's Concession") pursuant to the Selling Agreement in substantially the form attached; and

         (d) To buy Units for your account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealer's Concession as we may determine.

    After advice from us that the Units are released for public offering, you will offer to the public in conformity with the terms of the offering set forth in the Prospectus, or in any amendment or supplement thereto, such of your Units as we advise you are not reserved.

    You recognize the importance of a broad distribution of the Units among bona fide investors and you agree to use your best efforts to obtain such broad distribution, and to that end, to the extent you deem practicable, to give priority to small orders. In offering the Units to Selected Dealers we will take such action as we deem appropriate to effect a broad distribution.


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    5.   REPURCHASE OF UNITS NOT EFFECTIVELY PLACED FOR INVESTMENT.  You are
requested to place for investment those of your Units which are not reserved as aforesaid. Any Units sold by you (otherwise than through us) which may be delivered to us against a purchase contract made by us for the account of any Underwriter prior to the termination of the provisions referred to in Section 11 of this Agreement, shall be repurchased by you on demand at the cost of such purchase plus brokerage commissions and transfer taxes on redelivery. Units delivered on such repurchase need not be the identical Units purchased by you. In lieu of demanding repurchase by you we may in our discretion (a) sell for your account the Units so purchased by us, at such price and upon such terms as we may determine, and debit or credit your account with the loss and expense or net profit resulting from such sale, or ((b) charge your account with an amount not in excess of the Selected Dealer's Concession with respect to such Units plus brokerage commissions and transfer taxes paid in connection with such purchase.

    6. PAYMENT AND DELIVERY. You agree to deliver to us at or before 8:00 a.m., local Milwaukee time, on the Initial Closing Date referred to in the Underwriting Agreement, a certified check or bank cashier's check payable in Clearing House funds to the order of First Midwest Securities, Inc., as Representative, for the full purchase price of the Units which you shall have agreed to purchase from the Company. The proceeds shall be delivered in the amounts required in each case for payment of the full purchase price by us to the Company against delivery of the Units to us for your account. You authorize us to accept that delivery and to give a receipt therefore. We may in our discretion make such payment on your behalf with our own funds, in which event you will reimburse us promptly upon request. You authorize us, as your custodian, to take delivery of your Units registered as we may direct, in order to facilitate deliveries. You also authorize us to hold for your account such of your Units as we have reserved for sale to retail purchasers and to Selected Dealers and to deliver your reserved Units against such sales. We will deliver your unreserved Units to you promptly and, after we receive payment for reserved Units sold by us for your account, we will remit to you an amount equal to the price paid by you for such Units. As soon as practicable after termination of Sections 4, 5 and 9 and the first sentence of Section 8 of this Agreement (pursuant to Section 11 hereof) we will deliver to you any of your Units reserved but not sold. All Units delivered to you pursuant to this Section will be evidenced by certificates in such denominations as you shall direct by written notice received by us not later than the third full business day preceding the Initial Closing Date.

    7. AUTHORITY TO BORROW. In connection with the purchase or carrying of any Units purchased hereunder for your account, you authorize us, in our discretion, to advance funds for your account, charging current interest rates, or to arrange loans for your account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of your Units. Any lender may rely on our instructions in all matters relating to any such loans. Any of your Units held by us for your account may be delivered to you for carrying purposes only, and subject to our further direction.

    8. STABILIZATION AND OVER-ALLOTMENT. To facilitate the distribution of the Units, you authorize us during the term of this Agreement, or for such longer period as may be necessary, in our discretion, and without obligating us to do so, to make purchases and sales of the Units


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for your account in the open market or otherwise, for long or short account, on such terms and at such prices as we deem advisable and, in arranging sales, to over-allot. You also authorize us to cover any short position incurred pursuant to this Section by purchase of any or all of the Optional Units from the Company pursuant to the option contained in the Underwriting Agreement or otherwise on such terms as we deem advisable. All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. You will on our demand take up at cost or deliver against payment any Units so purchased or sold or over-allotted for your account. You will be obligated in respect of purchases and sales made for your account hereunder whether or not the proposed purchase of the Units is consummated. Your net commitment shall not, at the end of any business day, exceed 15% of your maximum underwriting obligation. Notwithstanding the foregoing limitations, in the event of default by one or more Underwriters in respect of their obligations under this Section, you will assume your proportionate Unit of such obligation without relieving the defaulting Underwriter from liability.

    In the event that we effect any stabilizing purchases pursuant to this Section, we will notify each Underwriter promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. Each Underwriter agrees that if it effects any stabilizing purchases, it will, not later than three business days following the day on which any such stabilization purchase is effected, notify us of the price, date and time at which such stabilizing purchase was effected and will promptly notify us of the date and time when stabilizing was terminated by such Underwriter. Each Underwriter authorizes us to file with the Commission all notices and reports which may be required as a result of any transactions made pursuant to this Section.

    Upon request you will advise us of Units retained by you or purchased by you from other Underwriters and Selected Dealers and remaining unsold and will sell to us for the account of one or more of the Underwriters such of your unsold Units as we may designate, at the public offering price thereof less such amount as we may determine, but not in excess of the Selected Dealer's Concession with respect thereto.

    If, pursuant to the provisions of the first paragraph of this Section and prior to the termination of this Agreement (or such earlier date as we may have determined on notice to the Underwriters), we purchase or contract to purchase any Units which were retained by or released to you for direct sale, which Units were theretofore not effectively placed for investment by you, you authorize us in our discretion either to charge you account with an amount equal to the Selected Dealer's Concession with respect thereto or to require you to repurchase such Units at a price equal to the total cost of such purchase, including commissions, if any, and transfer tax on the redelivery. Units delivered on such repurchase need not be the identical Units originally purchased by and delivered to you.

    Upon the termination of this Agreement, we are authorized in our discretion, in lieu of delivering to the several Underwriters any Units then held for their respective accounts pursuant to this Section, to sell such Units for the accounts of each of the Underwriters at such price or


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prices as we may determine and debit or credit your account for the loss or profit resulting from such sale.

    9. OPEN MARKET TRANSACTION. We and you agree not to bid for, purchase, attempt to induce others to purchase or sell, directly or indirectly, any Units except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement or in the Underwriting Agreement. You further agree not to offer the Units for sale until notified by us, as Representative, that they are released for that purpose.

    10. EXPENSES AND SETTLEMENT. We may charge your account with Selected Dealer's Concessions and all transfer taxes on sales made by us for your account and with your proportionate share (based upon your underwriting obligation) of all other expenses incurred by us under the terms of this Agreement or the Underwriting Agreement or in connection with the purchase, carrying, sale or distribution of the Units. Our determination of the amount and allocation of the expenses shall be conclusive. As soon as practicable after termination of the provisions referred to in Section 11, the accounts hereunder will be settled, but we may reserve from distribution such amount as we deem advisable to cover possible additional expenses. We may at any time make partial distribution of credit balances or call for payment of debit balances. Any of your funds in our hands may be held with our general funds without accountability for interest. Notwithstanding any settlement, you will pay (a) your proportionate share (based upon your underwriting obligation) of any liability which may be incurred by the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, partnership, unincorporated business or other separate entity, and of any expenses incurred by us, or by any other Underwriter with our approval, in contesting any such liability, and (b) any transfer taxes which may be assessed and paid after such settlement on account of any sale or transfer for your account.

    11. TERMINATION. The provisions of Sections 4, 5 and 9 and the first sentence of Section 8 of this Agreement shall terminate 30 days after the date of this Agreement unless extended by us. We may extend said provisions for periods not exceeding an additional 30 days in the aggregate, provided that the Selected Dealers Agreements, if any, are similarly extended. Whether extended or not, said provisions may be terminated in part or in whole by notice from us to the effect that the provisions referred to in this Section 11 have been so terminated.

    12. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters hereunder or under the Underwriting Agreement shall not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of default under the Underwriting Agreement by one or more Underwriters, we may arrange for the purchase by others, including non-defaulting Underwriters, of Units not taken up by such defaulting Underwriters, and you will, at our request, increase pro rata with the other non-defaulting Underwriters the number of Units which you are to purchase. In the event any such arrangements are made, the respective number of Units to be purchased by non-defaulting Underwriters and by such others shall be taken as the basis for the Underwriters and by such others shall be taken as the basis for the underwriting obligations under this Agreement.


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    In the event of default by one or more Underwriters in respect of their obligations under this Agreement, each non-defaulting Underwriter shall assume its proportionate share of the obligations under this Agreement of each such defaulting Underwriter (other than, to the extent stated in the first paragraph of this Section, the purchase obligation of such defaulting Underwriter).

    13. POSITION OF REPRESENTATIVE. We shall be under no liability to you for any act or omission, except for obligations expressly assumed by us in this Agreement, but no obligation on our part shall be implied or inferred therefrom. Nothing shall constitute the Underwriters, or any of them, an association, partnership, unincorporated business or other separate entity and the rights and liability of ourselves and each of the other Underwriters are several and not joint.

    14. INDEMNIFICATION. You will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent and upon the terms by which each Underwriter agrees to indemnify the Company in the Underwriting Agreement. Such indemnity agreement shall survive the termination of any of the provisions of this Agreement.

    In the event that at any time any claim shall be asserted against us, as, or a result of our having acted as, Representative, or otherwise involving the Underwriters generally, relating to the Registration Statement or any preliminary prospectus or the Prospectus, as from time to time amended or supplemented, the public offering of the Units or any of the transactions contemplated by this Agreement, you authorize us to make such investigation, to retain such counsel and to take such other action as we shall deem necessary or desirable under the circumstances, including settlement of any claim or claims if such course of action shall be recommended by counsel retained by us. You agree to pay to us, on request, your proportionate share (based upon your underwriting obligation) of all expenses incurred by us (including, but not limited to, the disbursements and fees of counsel so retained) in investigating and defending against such claim or claims, and your proportionate share (based upon your underwriting obligation) of any liability incurred by us in respect of such claim or claims, whether such liability shall be the result of a judgment against us or as a result of any such settlement.

    15. BLUE SKY MATTERS. You shall not have any responsibility with respect to the right of any Underwriter or other person to sell Units in any jurisdiction, notwithstanding any information we may furnish in that connection. You hereby authorize us to file or cause to be filed, on your behalf, a New York Further State Notice, if required, and to take such other action as may be necessary or advisable to qualify the Units for offering and sale in any jurisdiction.

    16. TITLE TO SECURITIES. The Units purchased for the respective accounts of the several Underwriters shall remain the property of those Underwriters until sold; and no title to such securities shall in any event pass to us, as Representative, by virtue of any of the provisions of this Agreement.


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    17.  CAPITAL REQUIREMENT.  You confirm that your commitment hereunder will not result in any violation of Section 8(b) or 15(c) of the Securities Exchange Act of 1934 or the rules and regulations thereunder, including Rule 15c3-1, or any provision of any applicable rules of any securities exchange to which you are subject or of any restriction imposed upon you by such exchange.

    18. NOTICES AND GOVERNING LAW. Any notice from you to us shall be delivered, mailed, telegraphed, or telefaxed to us at First Midwest Securities, Inc. Any notice from us to you shall be delivered, mailed, telegraphed, or telefaxed to you at your address as set forth below.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

    We represent that we are a member in good standing of the National Association of Securities Dealers, Inc.. You represent that you are a member in good standing of said Association.

                                         Very truly yours,

                                         FIRST MIDWEST SECURITIES, INC.


                                        By
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                                                James Linna, President

Confirmed and accepted as of the date
first above written.


By
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    Name of Underwriter


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    Authorized Signature


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    Address


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    Telephone Number


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    Number of Units Purchased


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